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                                                                EXHIBIT 10.15






                        SPLIT DOLLAR INSURANCE AGREEMENT



         THIS AGREEMENT made and entered into as of the 3rd day of February, 1995, by and between MORTON METALCRAFT CO., an Illinois corporation, with principal offices and place of business in the State of Illinois in Morton, Illinois (hereinafter referred to as the "Corporation"), and WILLIAM D. MORTON II, an individual residing at 105 Forrest View Road, Morton, Illinois 61550 (hereinafter referred to as the "Employee");

                                   WITNESSETH:

         WHEREAS, the Employee is employed by the Corporation as President/CEO of the Corporation; and

         WHEREAS, the Employee, on November 28, 1994, applied to John Hancock Mutual Life Insurance Company (hereinafter referred to as the "Insurer") for life insurance in the specified amount of $2,000,000; and

         WHEREAS, pursuant to the aforesaid application, the Insurer issued its modified premium whole life insurance policy with additional insurance protection rider in the initial face amount of $2,000,000 dated February 3, 1995 as Policy No. 67090421 (hereinafter the "Policy"); and

         WHEREAS, the Corporation, in recognition of the Employee's management skills, knowledge of the Corporation's business and contributions to its earnings and profits, desires to obtain key executive death protection for its estimated losses in the event of the Employee's premature death; and

         WHEREAS, the Corporation is to receive, by way of an assignment, a limited Policy ownership interest in the Policy on the life of the Employee and has agreed to pay premiums under the method described herein; and

         WHEREAS, the Employee agrees to make the Policy subject to the limited Policy ownership interest of the Corporation in exchange for the Corporation's willingness to pay a portion of the Policy premiums due on the Policy; and

         WHEREAS, this Agreement is intended to qualify as a split dollar life insurance plan as described in Revenue Ruling 64-328;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. Policy Subject to this Agreement; Term. The Policy shall be subject to the terms and conditions of this Agreement during the





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term hereof. The term of this Agreement shall commence on February 3, 1995 and shall expire February 2, 2015, unless earlier terminated as hereafter provided.

         2. Beneficiary Provisions. The beneficiary provisions of the Policy shall provide that upon the death of the Employee the proceeds shall be paid as follows:

                  A. Amount to Corporation. To the Corporation there shall be paid $1,100,000, or the total proceeds of less than that amount. The Employee shall not have the right to change the beneficiary as to this portion of the proceeds except with the consent of the Corporation, and this designation may be accomplished pursuant to an assignment of an interest in the Policy as described below.

                  B. Amount to Employee's Beneficiaries. Any balance of the proceeds shall be paid to the beneficiary or beneficiaries noted by the Employee in the Policy, and if no such beneficiary is noted, to the Employee's spouse, if living, otherwise to the Executor or Administrator of the estate of the Employee.

         3. Ownership. Although the consent of the Corporation is required for any change of beneficiary as to the portion of the proceeds payable to Corporation as provided in Section 2, and although the exercise of ownership rights is subject to the further restrictions provided in Sections 5 and 7, all rights of ownership of the Policy continue in the Employee.

         4. Premium Payments. The premiums on the Policy shall be paid by the Corporation. Such premium payments shall be allocated between the Corporation and the Employee as follows:

                  A. Corporation's Share. The Corporation's share of the premium shall be equal to the lesser of (i) the economic benefit of $1,100,000 of one-year term insurance or (ii) the amount of planned premium due on the Policy. Such economic benefit shall be computed in accordance with the procedures specified in Internal Revenue Service Revenue Rulings 64-328 and 66-110, using the government "P.S. 58" rates set forth in Revenue Rulings 55-747 and 66-110.

                  B. Employee's Share. The Employee's share of the premium shall equal the planned premium pursuant to the Policy less the share of the planned premium allocated to the Corporation in accordance with subsection 4(A) above. The Employee shall reimburse the Corporation for the amount of the premium allocated to the Employee at the time of each premium payment by the Corporation. Solely as an administrative convenience, the Employee may request that the Corporation make direct payment to the Insurer of the entire premium due and charge the Employee with earned income in an amount equal





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         to that portion of the premium allocated to the Employee in this subsection.

         5. Assignment of Limited Policy Ownership Interest. The Employee does hereby assign, transfer and set over to the Corporation, its successors and assigns, a specific and limited policy ownership interest in the Policy in consideration of the premium payment paid by the Corporation as required hereunder.

         6. Corporation's Policy Interest Defined. The limited policy ownership interest hereby assigned by the Employee to the Corporation is that in the event of the Employee's death during the term, the Corporation's policy interest shall be an amount equal to $1,100,000 of death protection under the limited policy ownership created hereunder as set forth in Section 2 hereof.

         7. Restriction on Policy Loans and Surrenders. It is understood and agreed that all cash values accruing to the Policy are the sole property of the Employee and that the Corporation has no interest in or claim to such values. The Corporation's interest in the Policy is limited to its beneficial interest specified in Sections 2 and 6 hereof. It is further provided, however, that while this Agreement is in force neither party to the Agreement shall have the right to borrow, directly or indirectly against the Policy's values, to assign the Policy as collateral (except the assignment from the Employee to the Corporation to secure the death benefit payable to the Corporation hereunder) or to surrender the Policy in full or in part.

         8. Possession of Policy. If the above-described Policy is in the possession of the Corporation, the Corporation will, upon notice and request, forward the Policy without unreasonable delay to the Insurer if required by the Insurer for any Policy transaction or change.

         9. Insurer Action. The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

         10. Termination of the Agreement. This Agreement shall terminate on the first to occur of the following: (a) expiration of the term of this Agreement as set forth in Section 1 hereof; (b) while the Employee is living by written notice by either the Corporation or the Employee to the other; (c) upon termination of the Employee's employment with the Corporation. Upon termination of this Agreement, the Corporation shall receive an amount equal to any unearned premium attributable to the premiums allocated to the Corporation at the time of such termination and the Corporation's interest in the Policy shall thereafter cease.




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         11. Special Provisions. The following provisions are part of this
Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                  A.       The named fiduciary:  The Corporation.

                  B. The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurer when due.

                  C. Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

                  D. The claims procedure under this Agreement shall be as follows:

                           (1) If for any reason a claim for benefits under this
                  Agreement is denied by the Corporation, it shall deliver to the claimant a written explanation setting forth the specific reason for the denial, pertinent references to the Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                                    (A) The claimant's claim shall be deemed
                           filed when presented in writing to the Corporation.

                                    (B) The Corporation's explanation shall be
                           in writing delivered to the claimant within ninety
                           (90) days of the date the claim is filed.

                           (2) The claimant shall have sixty (60) days following
                  his receipt of the denial of the claim to file with the Corporation a written request for review of the denial. For such review, the claim or his representative may submit pertinent documents and written issues and comments.

                           (3) The Corporation shall decide the issue on review
                  and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as



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                  well as specific reference to the pertinent Agreement
                  provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty
                  (60) days, the claim shall be deemed denied on review.

              12. Binding Effect. This Agreement shall be binding upon the parties hereto, their respective heirs, assigns, successors, executors and administrators.

              13. Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof.

              14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

              15. Amendments. Amendments may be made to this Agreement by a written agreement signed by each of the parties and attached hereto.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                     MORTON METALCRAFT CO.


By: Daryl R. Lindemann                     By: William D. Morton II
   -----------------------                     -----------------------------
   Daryl R. Lindemann,                         William D. Morton II,
   Secretary                                   President

                                                 William D. Morton
                                            ---------------------------------
                                                 William D. Morton II
















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